Exhibit 32.1
                             GLOBESPANVIRATA, INC.
    Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
       (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
                              United States Code)

     In connection with the filing of the Quarterly Report of GlobespanVirata, Inc., a Delaware corporation (the "Company"), for the period ending June 29, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), that:

          1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    July 30, 2003                     /s/ ARMANDO GEDAY
                                           -----------------
                                           Armando Geday
                                           President and Chief Executive Officer

Date:    July 30, 2003                     /s/ ROBERT MCMULLAN
                                           -------------------
                                           Robert McMullan
                                           Chief Financial Officer